Luxfer Announces Date of Fourth Quarter 2022 Earnings Release

MILWAUKEE, Wisconsin, February 13, 2023 – (BUSINESS WIRE) – Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced that it will release financial results for the fourth quarter and full year of 2022 after market close on Tuesday, February 28, 2023. A conference call is scheduled for Wednesday, March 1, 2023 at 8:30 a.m. U.S. Eastern Standard Time, during which management will provide a review of the Company’s fourth quarter financial results.

Conference Call and Webcast Information
The conference call can be accessed by dialing (800) 579-2543 or (203) 518-9708 for participants outside the U.S., using the conference ID code LXFRQ422. Please dial in at least 15 minutes prior to the start of the call to register. Please use the following link to access the webcast of the conference call: LXFR 4Q 2022 Live Webcast.

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through March 15, 2023 at midnight EDT. To access the recording, please dial (800) 839-9886 or (402) 220-2191 for participants outside the U.S.

Slides used in the presentation and a recording of the call will be available under the investor relations section of the Luxfer website at www.luxfer.com.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations and Business Development
(414) 982-1663
michael.gaiden@luxfer.com